HomeStreet Provides Guidance on Proxies for Annual Shareholder Meeting
HomeStreet Again Recommends Shareholders Vote the WHITE Proxy Card to Ensure Their Votes Are Counted
SEATTLE - (May 23, 2018) - HomeStreet, Inc. (Nasdaq: HMST), the parent company of HomeStreet Bank, on Tuesday issued the following statement:
“As previously announced, Roaring Blue Lion Capital Management, L.P. and those acting in concert with it (collectively, “Roaring Blue Lion Capital”) failed to apply for, and obtain, approval from the Washington Department of Financial Institutions Division of Banks (the “DFI”) in conjunction with Roaring Blue Lion’s proxy fight against HomeStreet, Inc. (the “Company”). As a result, there is a substantial risk that, at the Company’s 2018 annual meeting of shareholders, the Company will not be able to count any votes on Roaring Blue Lion’s BLUE proxy card, including for quorum purposes.
Despite this risk, the Company will count votes on BLUE proxy cards at the Company’s 2018 annual meeting of shareholders on a provisional basis, subject to the final determination as to the validity of the BLUE proxy cards. Nevertheless, due to the risk that votes on BLUE proxy cards will not count for any purpose, the Company strongly urges all shareholders to vote on the WHITE proxy card to ensure that their votes will count.”
To ensure that shareholders are not disenfranchised as a result of Blue Lion’s failure to comply with Washington State’s bank regulatory laws, we recommend that shareholders vote on the WHITE proxy card.
About HomeStreet, Inc.
HomeStreet, Inc. (Nasdaq: HMST) is a diversified financial services Company headquartered in Seattle, Washington, serving consumers and businesses in the Western United States and Hawaii through its various operating subsidiaries. The Company operates two primary business segments: Mortgage Banking, which originates and purchases single family residential mortgage loans, primarily for sale into secondary markets; and Commercial & Consumer Banking, including commercial real estate, commercial lending, residential construction lending, retail banking, private banking, investment, and insurance services. Its principal subsidiaries are HomeStreet Bank and HomeStreet Capital Corporation. Certain information about our business can be found on our investor relations web site, located at http://ir.homestreet.com.

Important Additional Information
On April 17, 2018, the Company filed a definitive proxy statement on Schedule 14A and form of associated WHITE proxy card with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for its 2018 Annual Meeting of Shareholders (the “Definitive Proxy Statement”). The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from shareholders in respect of the 2018 Annual Meeting of Shareholders. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Definitive Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING WHITE PROXY CARD, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The Definitive Proxy Statement was first sent to the shareholders of the Company on or about April 17, 2018 and is accompanied by a WHITE proxy card. Shareholders may also obtain a free copy of the Definitive Proxy Statement and other relevant documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at www.homestreet.com/proxy as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

HomeStreet, Inc.
Investor Relations:
Gerhard Erdelji, 206-515-4039
gerhard.erdelji@homestreet.com

Or

Okapi Partners LLC
Bruce H. Goldfarb/Pat McHugh, 212-297-0720
info@okapipartners.com

Media Relations:
Sloane & Company
Dan Zacchei/Joe Germani, 212-486-9500
Dzacchei@sloanepr.com / Jgermani@sloanepr.com